Ex.  23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


I consent to the use of my report dated May 25, 2000, which report is included in the financial statements of Cherry Tree Capital Corp. (a development stage company), now VisualMed Clinical Systems Corp., for the period ended March 31, 2000, as well as to the inclusion of said report in Registration Statements filed by VisualMed Clinical Systems Corp. (a development stage company) with the Securities and Exchange Commission under Form SB-2 on August 9, 2000.



                                       /s/  Barry  L.  Friedman
                                   ----------------------------
                                          Barry  L.  Friedman,  P.C.



Las  Vegas,  Nevada
August  9,  2000


                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS



We consent to the use of our report dated April 20, 2000, which report is included in the financial statements of VisualMed Clinical Systems Inc. (a development stage company) for the period ended March 31, 2000, as well as to the inclusion of said report in Registration Statements filed by VisualMed Clinical Systems Corp. (a development stage company) with the Securities and Exchange Commission under Form SB-2 on
August  11,  2000.



                                           /s/  Deloitte  &  Touche  LLP
                                        --------------------------------
                                                Deloitte  &  Touche  LLP


Montreal,  Canada
August  11,  2000


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